As filed with the Securities and Exchange Commission on June 21, 2011

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  [  ]

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[ ]	Soliciting Material under Rule 14a-12

STADION INVESTMENT TRUST

(Name of Registrant as Specified In Its Charter)

c/o ULTIMUS FUND SOLUTIONS, LLC
225 Pictoria Drive, Suite 450
Cincinnati, Ohio 45246

(Address of principal executive offices)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Partners and Friends,

As you know, Stadion is currently seeking proxy votes related to the partial transfer of ownership interest in Stadion to TA Associates, a private equity firm.  To facilitate proxy gathering, Broadridge has been hired to actively reach out to clients who have not responded.  So that we can conclude this process quickly, we’d like to ask you to join us in gathering the remaining proxies.  If you have discretion to vote, please do.  If not, your client can vote in one of the following ways:

If they still have their proxy card, they can:

o     Vote electronically using the unique serial number assigned to them.

If not, they can:
o     Simply dial Broadridge at 1.877.826.0877; all they need to vote is name and address.

With your help over the next few days, we can complete voting in time for our scheduled Special Shareholder Meeting next Monday, June 27th. This will avoid the need to adjourn without a conclusion and extend the voting process.  The Proxy Statement is attached.

Thank you for your help.